Rodney J. Sinn
17225 Rd 1
Spencerville, IN 46788

May 3, 2006

VIA U.S. MAIL

Brian Kistler
Freedom Financial Holdings, Inc.
421 East Cook Road, Suite 200
Fort Wayne, Indiana 46825

Re: Freedom Financial Holdings, Inc.- Proposed Issuance of Common Stock

Dear Mr. Kistler:

I am a shareholder of Freedom Financial Holdings, Inc., a Maryland corporation (the “Company”). I am the holder of Three Hundred Fifty-Two Thousand Two Hundred Twenty-Seven (352,227) shares of common stock of the Company (the “Shares”). In connection with the Exchange Agreement of even date of which we are parties, I hereby agree that for a period of one hundred twenty (120) days after the closing date of the registration statement on Form SB-2 relating to the public offering of common stock of the Company contemplated to be filed within the next one hundred fifty (150) days (the “Closing Date”), I will not, directly or indirectly, offer, sell, grant any options to purchase, or otherwise dispose of any shares of Company Common Stock without your prior written consent, except as follows:

(1) I may offer and sell an aggregate of one third of the Shares, commencing sixty (60) days after the after the Closing Date provided that any such shares so sold are sold for a price not less than one hundred thirty five (135%) percent of the initial public offering price;

(2) I may offer and sell an aggregate of one third of the Shares, commencing ninety (90) days after the Closing Date provided that any such shares so sold are sold for a price not less than one hundred thirty five (135%) percent of the initial public offering price;

(3) I may offer and sell an aggregate of one third of the Shares, commencing one hundred twenty (120) days after the Closing Date provided that any such shares so sold are sold for a price not less than one hundred thirty five (135%) percent of the initial public offering price;

(4) I may transfer any number of such shares to my children, by gift or otherwise, provided that any such shares will continue to be subject to the restrictions set forth in this letter.

I hereby consent to the Company informing the transfer agent of the Company of these restrictions and understand that a stop transfer order will be placed at the transfer agent to enforce the terms and conditions of this letter. Further, I consent to the placement of a legend on the certificate as set forth:

“THESE SHARES ARE RESTRICTED BY A LETTER AGREEMENT DATED AS OF MAY 3, 2006, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

This agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives, and assigns.

Very truly yours,

/s/
Rodney J. Sinn